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EXHIBIT 10.65

                         PROMPTUS COMMUNICATIONS, INC.

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement dated as of March 24, 1997 is by and among GTI Corporation, a Delaware corporation with a principal place of business at 9715 Business Park Avenue, San Diego, California ("GTI"), Promptus Communications, Inc., a Rhode Island corporation with a principal place of business at 207 High Point Avenue, Portsmouth, Rhode Island ("Promptus"), and Aurelio Lucci, as Agent (the "Agent") for the individuals listed on Schedule I attached hereto (the "Management Shareholders"), each with an address as set forth on said Schedule I.

                                    RECITALS

         WHEREAS, GTI is the owner of 4,024,598 shares of Promptus Common Stock (the "GTI Shares") and the Management Shareholders are the owners of 1,555,300 shares of Promptus Common Stock (the "Management Shares"); and

         WHEREAS, GTI, Promptus and the Management Shareholders are parties to a Management Shares Agreement dated as of January 6, 1995 (the "Management Shares Agreement") pursuant to which GTI has certain rights and obligations to acquire the Management Shares; and

         WHEREAS, the Management Shareholders have executed an Indemnification and Agency Agreement dated as of January 6, 1995 (the "Agency Agreement") appointing Aurelio Lucci as Agent to act on their behalf in connection with matters arising under the Management Shares Agreement; and

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of the date hereof by and between VideoServer, Inc. ("VideoServer") and Promptus, Promptus intends to sell to VideoServer its Network Access Card business (the "NAC Sale"); and

         WHEREAS, in connection with the consummation of the NAC Sale, GTI desires to transfer the GTI Shares to Promptus and to terminate its obligations under the Management Shares Agreement; and

         WHEREAS, Promptus has agreed to repurchase the GTI Shares and the Agent, on behalf of the Management Shareholders, has agreed to amend the Management Shares Agreement to terminate GTI's obligations thereunder on the
terms and conditions set forth herein;         NOW, THEREFORE, in consideration
of the mutual promises and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:
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                                   ARTICLE I
                                  DEFINITIONS

         1.01 Certain Terms Defined. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, unless the context expressly or by necessary implication otherwise requires:

         "Actual Liabilities Adjustment" shall have the meaning assigned to that term in Section 2.02(b)(ii) hereof.

         "Additional Payment" shall mean an amount equal to the lesser of (i) 72.1267% of the amount, if any, by which the Market Value of the VideoServer Common Stock delivered as the Stock Portion (as such term is defined in the NAC Purchase Agreement) of the NAC Purchase Price exceeds $6,428,370.00 and (ii) $288,506.80; provided, however, that in the event that the amount determined pursuant to subpart (i) above is less than $0.00, then the amount of the Additional Payment shall be $0.00.

         "Additional SERP Contribution" shall mean the amount required to be contributed to the Promptus Communications, Inc. Supplemental Employee Retirement Plan and Trust (the "Promptus SERP") to fund in full Promptus' benefit obligations thereunder accrued through the Closing Date, assuming a monthly benefit of $9,652.43 payable over 10 years based upon an annual net investment return rate of 7% (compounded monthly).

         "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by or is under common control with another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agency Agreement" shall have the meaning set forth in the Recitals.

         "Agreement" or "this Agreement" shall mean this Stock Purchase Agreement as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Rhode Island or other day on which banking institutions are authorized or obligated to close in Providence, Rhode Island.

         "Cash Portion" shall have the meaning set forth in the NAC Purchase Agreement.

         "Claim" shall have the meaning assigned to that term in Section 7.03(a) hereof.

         "Closing"  shall have the meaning assigned to that term in Section
2.06 hereof.

         "Closing Date" shall have the meaning assigned to that term in Section
2.06 hereof.

         "Closing Date Liabilities Adjustment" shall have the meaning assigned to that term in Section 2.02(a)(i) hereof.

         "Closing Date Payment" shall have the meaning assigned to that term in Section 2.02(a)(i) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collar Adjustment" shall mean 16.724% of the product of (i) the Market Value of the VideoServer Common Stock and (ii) the difference between
(x) the number of shares of VideoServer Common Stock that would have been issued as part of the NAC Purchase Price if the lower amount set forth in
Section 2.1(b) of the NAC Purchase Agreement were $30.50 rather than $33.50 and
(y) the number of shares of VideoServer Common Stock actually issued as part of the NAC Purchase Price.
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         "Escrow Distributions" shall mean any amounts distributed to Promptus pursuant to the NAC Escrow Agreement, net of any legal fees, Indemnity Claims or Appraisal Claims incurred by Promptus in connection with disputing any claims asserted by VideoServer or VSVR Acquisition under the NAC Escrow Agreement which are in excess of such amounts as reflected in the calculation of the Actual Liabilities Adjustment pursuant to Section 2.02(b)(ii) hereof.

         "Final Returns" shall have the meaning assigned to such term in
Section 2.02(b)(ii) hereof.

         "Final Statement" shall have the meaning assigned to such term in
Section 2.02(b)(ii).

         "Full Payment" shall mean the sum of (a) 72.1267% of the sum of (i) the Net Cash Proceeds and the Net Stock Proceeds, minus (ii) the amount (if any) by which the Actual Liabilities Adjustment exceeds the Closing Date Liabilities Adjustment, plus (iii) the amount (if any) by which the Closing Date Liabilities Adjustment exceeds the Actual Liabilities Adjustment, plus (b) the Taxes Adjustment and the Additional Payment minus, (c) the Collar Adjustment.

         "GTI Loan" shall mean the aggregate amount of indebtedness owed by Promptus to GTI, which amount has been agreed to by the parties as being $7,686,593.87 as of February 7, 1997 and shall be adjusted to reflect advances and payments together with interest accrued on such indebtedness at 9.5% per annum.

         "GTI Profit-Sharing Plan" shall have the meaning assigned to such term in Section 3.06 hereof.

         "GTI Shares" shall have the meaning set forth in the Recitals.

         "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, commission department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in every case whether foreign or domestic.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Stock Payment" shall mean an amount equal to (i) 72.1267% of the Net Stock Proceeds, minus (ii) the sum of the Reserve Amount and the Collar Adjustment.

         "Liabilities Adjustment" shall mean the sum of the following amounts:

                 (i) All Taxes imposed on Promptus (A) arising by result of the transactions contemplated by the NAC Purchase Agreement or this Agreement (including any gain or loss realized on the sale of the VideoServer Common Stock, calculated as if such gain or loss had been realized on the Closing Date, and, in the event that less than all of the VideoServer Common Stock is sold pursuant to an order to sell less than all of such stock, assuming, when calculating such gain or loss, that all of the VideoServer Common Stock had been sold at the average price per share realized on the sale of at least 72.1267% of the VideoServer Common Stock); (B) with respect to or relating to any period ending on or before the Closing Date, or, in the case of any taxable period that includes, but does not end on the Closing Date, the portion of such period ending on the Closing Date; or (C) resulting from Promptus ceasing to be affiliated with GTI.

                 (ii)     The amount of the GTI Loan;

                 (iii)    The Additional SERP Contribution;

                 (iv) The aggregate amount of all severance payments due to Promptus employees whose employment with Promptus is terminated in connection with the NAC Sale (the "Severance Obligations") plus the aggregate amount payable by Promptus as lessee under outstanding leases which are not assumed by VideoServer in connection with the NAC Sale minus the aggregate rentals due on equipment and office space required by Promptus for its operations following the Closing Date (the "Lease Obligations"), the total of which Severance Obligations and Lease Obligations has been agreed to by the parties as being $300,000.00;

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                 (v)      All Transaction Expenses; and

                 (vi) Any amounts paid or reserved for payment to Promptus shareholders seeking appraisal or dissenters' rights ("Appraisal Claims") and any amounts paid or reserved to indemnify VideoServer for any losses related to any such Appraisal Claims or any claims challenging Promptus' authority to enter into the NAC Purchase Agreement or the fairness of the NAC Sale or any claims for rescission of the NAC Sale or to indemnify the Agent for any losses related to any claims challenging the Agent's authority to enter into this Agreement or the Management Shares Amendment ("Indemnity Claims").


         "License Fees" means all costs, expenses, license fees and other payments incurred by Promptus (i) in connection with Promptus' obligation to obtain any consent to the assignment and transfer of the Acquired Assets (as defined in the NAC Purchase Agreement) to VideoServer under the NAC Purchase Agreement, or (ii) in connection with obtaining any consents or licenses necessary to implement the provisions of the NAC Technology Agreement.

         "Management Shares Amendment" shall have the meaning assigned to that term in Section 2.04 hereof.

         "Management Shares Agreement" shall have the meaning set forth in the Recitals.

         "Management Shareholders" shall have the meaning set forth in the Recitals.

         "Management Shareholder Notes" shall mean those certain Note and Security Agreements executed by the Management Shareholders evidencing principal indebtedness to GTI totaling $1,496,600.00 and granting GTI a security interest in certain shares of Promptus Common Stock.

         "Market Value of the VideoServer Common Stock" shall mean the price of the VideoServer Common Stock as determined pursuant to Section 2.1(b) of the NAC Purchase Agreement, without regard to the collar on such price described therein.

         "NAC Escrow Agreement" shall mean the Escrow Agreement dated as of the Closing Date by and among VideoServer, Promptus and an escrow agent to be determined as provided therein.

         "NAC Purchase Agreement" shall mean the Asset Purchase Agreement of even date herewith by and between VideoServer and Promptus.

         "NAC Purchase Price" shall mean the Purchase Price paid to Promptus by VideoServer under the NAC Purchase Agreement.

         "NAC Registration Rights Agreement" shall mean the Registration Rights and Lock-up Agreement dated as of the Closing Date by and between VideoServer and Promptus, which shall be in the form of Exhibit D to the NAC Purchase Agreement.

         "NAC Sale" shall have the meaning set forth in the Recitals.

         "NAC Technology Agreement" shall mean the Technology and Software License Agreement dated as of the Closing Date by and between VideoServer and Promptus, which shall be in the form attached as Exhibit F to the NAC Purchase Agreement.

         "NAC Transaction Documents" shall mean the NAC Purchase Agreement and Schedules thereto, the NAC Escrow Agreement, the NAC Registration Rights Agreement and the NAC Technology Agreement.

         "Net Cash Proceeds" shall mean the Cash Portion (excluding any portion thereof which is subject to the NAC Escrow Agreement whether contributed by VideoServer or Promptus) of the NAC Purchase Price (giving effect to the Working Capital Adjustment) paid to Promptus under the NAC Purchase Agreement minus the Closing Date Liabilities Adjustment, determined in accordance with the provisions of Section 2.02(a) hereof.

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         "Net Stock Proceeds" shall mean the net proceeds from the sale of
VideoServer Common Stock (excluding any portion thereof which is subject to the NAC Escrow Agreement) delivered as the Stock Portion of the NAC Purchase Price, after deduction of all fees and expenses incurred or borne by Promptus in connection with such sale (including legal and accounting fees and expenses in connection with the registration of such stock under federal and state securities laws and any selling expenses or commissions) and, in the event that less than all of the VideoServer Common Stock is sold pursuant to an order to sell less than all of such stock, assuming that all of the VideoServer Common Stock had been sold at the average price per share realized on the sale of at least 72% of the VideoServer Common Stock.

         "Person" shall mean an individual, corporation, partnership, unincorporated organization, voluntary association, joint stock company, business trust joint venture, Governmental Authority or any other entity.

         "Pledged Management Shares" shall mean those shares of Promptus common sock which are pledged to GTI to secure obligations under the Management Shareholder Notes.

         "Preliminary Returns" shall have the meaning assigned to such term in
Section 2.02 (a)(i) hereof. "Preliminary Statement" shall have the meaning assigned to such term in Section 2.02 (a)(i) hereof.

         "Promptus Defined Contribution Plan" shall have the meaning assigned to such term in Section 5.02(A) hereof.

         "Related Documents" shall mean and include, collectively, this Agreement, the Transfer Documents, the Management Share Amendment and all other agreements and instruments related thereto.

         "Remaining Payment" shall mean an amount equal to the difference between (i) the Full Payment minus (ii) the Closing Date Payment.

         "Reserve Amount" shall mean the greater of (i) $40,000.00 and (ii) the amount, if any, by which the Actual Liabilities Adjustment as determined on the Business Day immediately preceding the date of the Initial Stock Payment exceeds the Closing Date Liabilities Adjustment.

         "Taxes" shall mean all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, relating to the income of the applicable Person, whether arising before, on or after the date hereof.

         "Taxes Adjustment" means an amount equal to the product of (i) the amount of the Taxes portion of the Liabilities Adjustment (as determined under subpart (i) of the definition of the term "Liabilities Adjustment") as of the determination of the Actual Liabilities Adjustment multiplied by (ii) 5.00% for the period commencing on the day after the Closing Date and continuing through the date or dates on which such Taxes become due and payable (which dates will be detemined at the Closing) multipled by (iii) 60% multiplied by (iv) 72.1267%.

         "Tax Return" shall mean any return, report, filing, estimate, declaration, or information statement related to, or required to be filed in connection with, any Tax pursuant to statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

         "Telemetrix Confirmation" shall have the meaning assigned to such term in Section 6.03(d) hereof.

         "Total Profit-Sharing Plan Transfer Amount" shall have the meaning assigned to such term in Section 5.02(b) hereof.

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         "Transfer Date" shall have the meaning assigned to such term in
Section 5.02(c) hereof.

         "Transfer Documents" shall have the meaning set forth in Section 2.03 hereof.

         "Transaction Expenses" means all fees and expenses incurred by Promptus and GTI in connection with the preparation, execution and consummation of the NAC Purchase Agreement and this Agreement and the transactions contemplated thereby, including, without limitation, filing fees under the HSR Act, License Fees, attorneys' fees and expenses (including legal fees and expenses of the Agent for the Management Shareholders), accountants' and outsider adviser's fees and disbursements (including the fees and expenses of Arthur Andersen for preparation of the Preliminary Returns and Final Returns required hereunder net of any reimbursements from VideoServer), but excluding any fees or expenses expressly assumed by GTI hereunder, including, without limitation, the fees and expenses of Montgomery Securities, Inc. and the fees incurred in connection with obtaining the Telemetrix Confirmation.

         "VideoServer" means VideoServer, Inc., a Delaware corporation.

         "VideoServer Common Stock" means the common stock of VideoServer delivered as the Stock Portion (as such term is defined NAC Purchase Agreement) of the NAC Purchase Price.

                                   ARTICLE II
                             PURCHASE OF GTI SHARES

         2.01 Agreement to Sell; Agreement to Purchase. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, GTI shall sell and transfer to Promptus the GTI Shares and Promptus will purchase the GTI shares from GTI.

         2.02 Purchase Price. As payment for the GTI Shares, Promptus agrees to pay GTI the following:

                 (a) Net Cash Proceeds. Promptus shall pay to GTI 72.1267% of the Net Cash Proceeds, which amount shall be determined and payable as follows:

                          (i)     Attached hereto as Schedule 2.02 is a
Settlement Statement setting forth a preliminary calculation of the Liabilities Adjustment and Net Cash Proceeds based upon the parties' good faith estimates of the components thereof. At the Closing, Promptus shall deliver to GTI (A) draft federal and state income Tax Returns (the "Preliminary Returns") for Promptus prepared by Arthur Andersen LLP ("Arthur Andersen") as if the tax year of Promptus ended on the Closing Date, which Preliminary Returns shall contain a calculation based on Promptus' best estimate of the taxable income or loss and other tax attributes for Promptus for the period from January 1, 1997 to the Closing Date (the "STUB Period") after giving effect to the NAC Sale, and
(B) a revised Settlement Statement (the "Closing Date Statement") setting forth any known adjustments to the estimate of the Liabilities Adjustment as of the Closing Date (the "Closing Date Liabilities Adjustment") and the calculation of the Net Cash Proceeds based upon such estimate and the Cash Portion of the NAC Purchase Price paid to Promptus at the closing of the NAC Sale. At the Closing, immediately following the receipt of the Cash Portion of the NAC Purchase Price, Promptus shall deliver to GTI, by wire transfer to a bank account designated by GTI at least two (2) Business Days prior to the Closing Date, an amount equal to 72.1267% of the Net Cash Proceeds as reflected on the Closing Date Statement (the "Closing Date Payment").

                 (b) Remaining Payment. Promptus shall pay GTI the Remaining Payment, which amount shall be determined and payable as follows:

                          (i)     within two (2) Business Days of Promptus'
receipt of the Net Stock Proceeds from the sale of not less than 72% of the VideoServer Common Stock, Promptus shall deliver to GTI, by wire transfer to GTI's bank account designated in accordance with Section 2.02(a)(i) hereof, an amount equal to the sum of (A) the Initial Stock Payment and (B) the Additional Payment;


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                          (ii)    within thirty (30) days of the payment of the
Initial Stock Payment, Promptus shall prepare a final Settlement Statement (the "Final Statement") setting forth the actual Cash Portion (excluding any portion thereof which is subject to the NAC Escrow Agreement) of the NAC Purchase Price (after any Working Capital Adjustment), the actual Liabilities Adjustment (the "Actual Liabilities Adjustment"), the amount of the Net Cash Proceeds, the amount of the Net Stock Proceeds, the amount of the Taxes Adjustment, the amount of the Additional Payment and the amount of the Collar Adjustment, which it shall deliver to GTI, together with final draft federal and state income Tax Returns for the STUB Period (the "Final Returns") prepared by Arthur Andersen, which shall reflect the estimated tax liability of Promptus for the STUB Period (including any gain or loss realized on the sale of the VideoServer Common Stock, calculated as if such gain or loss had been realized on the Closing
Date). If GTI disputes the correctness of either the Final Returns or the Final Statement, GTI shall notify Promptus of its objections within the (10) Business Days after delivery of the Final Statement and shall set forth in reasonable detail in such notice the reason for its objections. If GTI fails to deliver such notice within such time period, GTI shall be deemed to have accepted Promptus' calculation of the Actual Liabilities Adjustment, the Net Cash Proceeds, the Net Stock Proceeds, the Taxes Adjustment, the Additional Payment and the Collar Adjustment. If GTI delivers such notice, GTI and Promptus shall endeavor in good faith to resolve their dispute over the determination of the Actual Liabilities Adjustment, the Net Cash Proceeds, the Net Stock Proceeds, the Taxes Adjustment, the Additional Payment and the Collar Adjustment within 15 days after Promptus' receipt of such notice. If they are unable to do so within such 15-day period, the dispute shall be submitted to a tax partner with experience in the computer technology industry of the Boston office of Arthur Andersen who shall resolve the dispute within 15 days. The decision of Arthur Andersen as to the Actual Liabilities Adjustment, the Net Cash Proceeds, the Net Stock Proceeds, the Taxes Adjustment, the Additional Payment and the Collar Adjustment shall be final and binding upon the parties. The expense of Arthur Andersen shall be treated as a Liabilities Adjustment in calculating the amount of the Full Payment.

                          (iii)   Within two (2) Business Days following final
determination of the Actual Liabilities Adjustment, the Net Cash Proceeds, the Net Stock Proceeds, the Taxes Adjustment, the Additional Payment and the Collar Adjustment, Promptus shall pay to GTI an amount equal to the Full Payment less the sum of the Closing Date Payment and the Initial Stock Payment. Such payment shall be made by wire transfer to GTI's bank account designated in accordance with Section 2.02(a)(i) hereof. In the event that the sum of the Closing Date Payment plus the Initial Stock Payment plus the Additional Payment exceeds the amount of the Full Payment, then GTI shall pay to Promptus an amount equal to such difference within two Business Days following final determination of the Actual Liabilities Adjustment, the Net Cash Proceeds, the Net Stock Proceeds, the Taxes Adjustment, the Additional Payment and the Collar Adjustment by wire transfer to a bank account designated by Promptus.

                 (c) Escrow Distributions. Promptus shall pay GTI 72.1267 % of the Escrow Distributions within two (2) Business Days of Promptus' receipt thereof, in cash by wire transfer to a bank account designated by GTI.

         2.03 Assignment of Management Shareholder Notes. On the Closing Date, GTI shall deliver to Promptus the original Management Shareholder Notes endorsed without recourse to the order of Promptus and all certificates evidencing Pledged Management Shares, together with blank stock powers executed by the pledgors (the "Pledged Certificates") so as to vest in Promptus all of GTI's right, title and interest in and to the Management Shareholder Notes and the Pledged Management Shares.

         2.04 Amendment to Management Shares Agreement. On the Closing Date, Promptus, GTI and the Agent shall each execute and deliver the Amendment to Management Shares Agreement (the "Management Shares Amendment") in the form attached hereto as Exhibit A.

         2.05 Release of Guarantees and Discharge of Liens. At the Closing, GTI shall deliver to Promptus pay-off letters and lien discharges (or agreements therefor) from any Person with an encumbrance on any assets of Promptus or who holds a guaranty from Promptus, each of which to be in form and substance satisfactory to Promptus.

         2.06 The Closing. The purchase and sale of the GTI Shares as contemplated by this Agreement (the "Closing") will take place concurrently with the closing of the NAC Sale pursuant to the NAC Purchase Agreement or as soon thereafter as all conditions to Closing set forth herein have been satisfied or waived. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

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         2.07    Pledge of VideoServer Common Stock and Escrow Distributions.
As security for the payment of the Net Stock Proceeds and the Escrow Distributions, Promptus shall pledge to GTI its interest in 72.1267% of (i) the shares of VideoServer Common Stock held by it (excluding shares of VideoServer Common Stock subject to the NAC Escrow Agreement) pursuant to the terms of a stock pledge agreement in the form of Exhibit B attached hereto and
(ii) Promptus' interest in the Escrow Distributions pursuant to the terms of a pledge agreement in the form of Exhibit C attached hereto.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF GTI

         GTI hereby represents and warrants to Promptus as follows:

         3.01 Organization, Standing, and Authority. GTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would, either individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise), or results of operations of GTI, or GTI's ability to consummate the transactions contemplated by this Agreement (a "GTI Material Adverse Effect"). GTI has all necessary corporate power and authority to carry on its business as now conducted, to own, lease, and operate its assets, properties, and business, and to execute and deliver, and to perform its obligations under, this Agreement.

         3.02.   Authority.

                 (a) The execution and delivery of this Agreement by GTI and the consummation by GTI of the transactions contemplated herein, have been duly and validly authorized by the Board of Directors of GTI and by all other necessary corporate action on the part of GTI. This Agreement represents the valid and legally binding obligation of GTI, enforceable against GTI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                 (b) Neither the execution and deliver of this Agreement by GTI, nor the consummation by GTI of the transactions contemplated herein, nor compliance by GTI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of GTI, or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability of GTI under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon any property or assets of GTI pursuant to, any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which GTI is a party or by which GTI or any of its properties or assets may be subject, and that would, either individually or in the aggregate, have a GTI Material Adverse Effect. The GTI Disclosure Letter lists the approvals, authorizations, filings, registrations, notifications and consents required in connection with the consummation of the transactions contemplated hereby. Consummation of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to GTI or any of its properties or assets.

         3.03 Ownership of GTI Shares. GTI represents and warrants that (i) it owns the GTI Shares free and clear of all assignments, collateral assignments, liens, encumbrances, security interests, claims and restrictions of any kind whatsoever, including without limitation claims of any third parties (other than a lien created by the pledge of the GTI Shares to Union Bank to secure obligations of GTI to Union Bank, which lien will be released prior to or at the Closing), and GTI has the full power and authority to transfer the GTI Shares to Promptus; (ii) Promptus will acquire title to the GTI Shares free and clear of any restrictions, liens, encumbrances or any other claims of third parties whatsoever; (iii) there are no rights, subscriptions, warrants, options, conversion rights or other arrangements of any kind outstanding to purchase or otherwise acquire all or any portion of the GTI Shares, and (iv) GTI has not granted any option to purchase, right of first refusal or right to restrain the GTI Shares or any portion thereof.


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         3.04    Ownership of Management Shareholder Notes.  GTI represents and warrants that (i) it owns the Management Shareholder Notes, free and clear of all assignments, collateral assignments, liens and encumbrances, security interests, claims and restrictions of any kind whatsoever, including without limitation claims of any third parties (other than a lien created by the pledge of some or all of the Management Shareholder Notes to Union Bank to secure obligations of GTI to Union Bank, which lien will be released prior to or at the Closing), and GTI has the full power and authority to transfer the Management Shareholder Notes to Promptus; (ii) Promptus will acquire title to the Management Shareholder Notes free and clear of any restrictions, liens, encumbrances or any other claims of third parties whatsoever; (iii) there are no rights, subscriptions, warrants, options, conversion rights or other arrangements of any kind outstanding to purchase or otherwise acquire all or any portion of the Management Shareholder Notes; and (iv) GTI has not granted any option to purchase, right of first refusal or right to restrain the Management Shareholder Notes or any portion thereof.

         3.05 Reports. Since January 1, 1995, GTI has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Securities and Exchange Commission ("SEC") and (b) any other applicable federal or state regulatory authorities (except state filings which are not material or filings with regulatory authorities other than federal or state securities authorities which are not material). As of their respective dates and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.06 GTI Profit Sharing Plan. The Amended and Restated Cash or Deferred Profit Sharing Plan for Employees of GTI Corporation and its Affiliates (the "GTI Profit-Sharing Plan") has been determined to be qualified by the Internal Revenue Service under Section 401(k) of the Code, nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination, and such GTI Profit-Sharing Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code.

         3.07 Broker. Neither GTI nor, to GTI's knowledge, Promptus has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by the NAC Purchase Agreement, this Agreement, except for Montgomery Securities, Inc. ("Montgomery"). GTI shall be solely responsible for any payments to Montgomery, and shall indemnify Promptus from and against any and all liability to or claims by Montgomery or any other broker, agent, finder or intermediary claiming to act for or on behalf of GTI or Promptus.

         3.08 Disclosure. To GTI's knowledge, the NAC Transaction Documents (including the Schedules and Exhibits thereto) contain all of the terms and conditions of, and constitutes the entire agreement among VideoServer, Promptus and GTI with respect to the NAC Sale.

         3.09 No Consents. Except for the Telemetrix Confirmation, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (except those which have been obtained) is or will be necessary to the valid execution, delivery to Promptus and the Agent or performance by GTI of this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PROMPTUS

         Promptus hereby represents and warrants to GTI as follows:

         4.01 Organization, Standing, and Authority. Promptus is a corporation duly organized, validly existing, and in good standing under the laws of the State of Rhode Island, and, with the exception of The Commonwealth of Massachusetts, is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would, either individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise), or results of operations of Promptus, or Promptus's ability to consummate the transactions contemplated by this Agreement (a "Promptus Material Adverse Effect").
Promptus has all necessary corporate power and authority to carry on its business as now conducted, to own, lease, and operate its assets, properties, and business, and to execute and deliver, and to perform its obligations under, this Agreement.

         4.02.   Authority.

                 (a) The execution and delivery of this Agreement by Promptus and the consummation by Promptus of the transactions contemplated herein, have been duly and validly authorized by the Board of Directors of Promptus and by all other necessary corporate action on the part of Promptus, other than shareholder authorization for the repurchase of the GTI Shares, which shall have been duly and validly authorized by all necessary corporate action on the part of Promptus shareholders prior to the Closing Date. This Agreement represents the valid and legally binding obligation of Promptus, enforceable against Promptus in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.


                 (b) Neither the execution and deliver of this Agreement by Promptus, nor the consummation by Promptus of the transactions contemplated herein, nor compliance by Promptus with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Promptus or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability of Promptus under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon any property or assets of Promptus pursuant to, any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which Promptus is a party or by which Promptus or any of its properties or assets may be subject, and that would, either individually or in the aggregate, have a Promptus Material Adverse Effect. Consummation of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Promptus or any of its properties or assets.

                                  ARTICLE IVA
                  REPRESENTATIONS AND WARRANTIES OF THE AGENT

         The Agent hereby represents and warrants to GTI as follows:

         4A.01   Broker.  The Agent has not retained, utilized or been
represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by the NAC Purchase Agreement or this Agreement.

         4A.02 Disclosure. To the Agent's knowledge, the NAC Transaction Documents (including the Schedules and Exhibits thereto) contain all of the terms and conditions of, and constitutes the entire agreement among VideoServer, Promptus and GTI with respect to the NAC Sale.

                                   ARTICLE V
                                   COVENANTS

         5.01 Amendment to NAC Transaction Documents. Neither Promptus nor GTI may execute or agree to any supplement, modification or amendment of any of the NAC Transaction Documents or waive any provisions thereof without the prior written consent of the Agent and, to the extent that such supplement, modification or amendment may have an effect on GTI, the prior written consent of GTI. The Agent may not execute or agree to any supplement, modification or amendment of any of the NAC Transaction Documents or waive any provisions thereof to the extent that such supplement, modification or amendment would have an effect on GTI without the prior written consent of the GTI.

         5.02    Transfer of 401(k) Plan Assets.

                 (a) Promptus agrees to establish a defined contribution employee pension benefit plan that is qualified under Section 401(a) of the Code (the "Promptus Defined Contribution Plan"), effective no later than the Transfer Date. In accordance with the provisions of this Section 5.02, GTI agrees to cause the trustee of the GTI Profit-Sharing Plan to transfer the Total Profit-Sharing Plan Transfer Amount to the trustee of the Promptus Defined Contribution Plan.

                 (b) The "Total Profit-Sharing Plan Transfer Amount" shall be the amount equal to the account balances in the GTI Profit- Sharing Plan attributable to the participants and beneficiaries in such plan who are Promptus employees as shown on the valuation report for the monthly valuation date occurring on, or immediately before, the Closing Date (including any amounts accrued as of such date but not yet contributed to the GTI Profit-Sharing Plan or not yet allocated to the account of a Promptus employee under the GTI Profit-Sharing Plan). The Total Profit-Sharing Plan Transfer Amount shall take into account any distributions, in-service withdrawals or participant loans received by Promptus employees from the GTI Profit-Sharing Plan, including any such distributions, withdrawals or loans received after the Closing Date. The Total Profit-Sharing Plan Transfer Amount shall be transferred to the Promptus Trustee entirely in (i) cash or other assets acceptable to the Promptus Trustee, and (ii) notes which represent the participant loans of Promptus employees.

                 (c) GTI shall cause the GTI Trustee to make a transfer to the Promptus Defined Contribution Plan in an amount equal to the Total Profit-Sharing Plan Transfer Amount as soon as practicable after the creation of the Promptus Defined Contribution Plan, but in no event later than 60 days after the establishment thereof (the "Transfer Date"). The obligations of GTI to cause the trustee of the GTI Profit- Sharing Plan to so transfer the Total Profit-Sharing Plan Transfer Amount by the Transfer Date is conditioned upon Promptus' having first established the Promptus Defined Contribution Plan and having provided GTI with a determination letter to that effect.

                 (d) GTI agrees to prepare and provide to Promptus, as soon as practicable following the Closing Date, a list of the Promptus employees who were participants in or otherwise entitled to benefits under the GTI Profit-Sharing Plan, as of the Closing Date, together with a listing of each such Promptus employee's term of service for eligibility and vesting purposes under the GTI Profit-Sharing Plan and a listing of each such Promptus employee's account balance thereunder, and Promptus and GTI agree to provide one another with such additional information in the possession of one company and not already in the possession of the other as may be reasonably requested by either of them and necessary in order for Promptus to establish and administer the transferred account balances of Promptus employees. In addition, with respect to any amounts payable prior to the Transfer Date by Promptus employees on participant loans received from the GTI Profit-Sharing Plan, Promptus shall take whatever actions and make whatever arrangements may be necessary to permit the periodic repayment of such amounts through payroll deduction and the remittance of the payments to the GTI Profit-Sharing Plan.

                 (e) Before the expiration of the remedial amendment period that applies under Code Section 401(b) to the Promptus Defined Contribution Plan for determination of its initial qualification under Code
Section 401(a), Promptus shall apply for a determination by the Internal Revenue Service to the effect that the Promptus Defined Contribution Plan satisfies the requirements for qualification under Section 401(a) of the Code, and Promptus shall take all reasonable actions to ensure continued qualification of the Defined Contribution Plan under Section 401(a) of the Code.

         5.03    Non-Competition; Non-Disclosure.

               (a) GTI agrees with each of Promptus and the Agent that GTI will not at any time within the three (3) year period immediately following the Closing, directly or indirectly, divulge, communicate, use to the detriment of Promptus and the Management Shareholders or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of Promptus, including personnel information, secret processes, know-how, customer lists, formulas, or other technical data except as may be required to be disclosed by GTI pursuant to a requirement of law; provided, however, that GTI provides Promptus with prior written notice of such disclosure and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure. GTI acknowledges that any information or data GTI has acquired on any of these matters or items was received in confidence and as a fiduciary of Promptus.

                 (b) GTI acknowledges that the injury that would be suffered by Promptus and the Management Shareholders as a result of the breach of this section will be irreparable and that an award of monetary damages will be an adequate remedy. Consequently, Promptus and the Agent and either of them, will have the right to obtain injunctive relief against any breach or threatened breach of this section and to specifically enforce its provisions. Neither Promptus nor the Agent will be obligated to post bond or other security in seeking such relief. GTI will pay the reasonable costs and expenses incurred by Promptus or the Agent in enforcing this section if Promptus or the Agent is the prevailing party.

         5.04 Cooperation in Administrative Matters. Promptus and GTI will cooperate fully with each other in connection with the preparation of all Tax Returns and all audit examinations of, or claims or assertions against, Promptus, or with respect to the NAC Sale or the purchase of GTI Shares, by any governmental taxing authority with respect to any taxable period ending on or before the Closing Date to the extent that the audit, claim or assertion relates to property, income or operations of Promptus, in each case including but not limited to the furnishing or making available of records, books of account or other materials and appropriate personnel necessary or helpful for the defense against the assertions of any taxing authority. Promptus and GTI will further cooperate fully with each other in connection with the preparation of other mutual administrative matters such as the preparation of financial statements for both Promptus and GTI.

         5.05 Repayment of GTI Loan. Promptus shall use a portion of the cash portion of the Purchase Price paid under the NAC Purchase Agreement to repay the GTI Loan by wire transfer on the Closing Date or, if the cash portion of the Purchase Price is received by Promptus too late in the day on the Closing Date to effect a wire transfer, then on the Business Day immediately following the Closing Date.

         5.06 Sale of VideoServer Common Stock. Promptus agrees to exercise its right to sell not less than 72.1267% of the VideoServer Common Stock held by it as soon as it is so permitted pursuant to the terms and conditions of NAC Registration Rights Agreement and, in connection therewith, to cooperate fully with VideoServer in the preparation of the registration statement covering the resale of such securities. Promptus hereby agrees that Montgomery shall serve as its agent for such sale so long as the fees charged to Promptus by Montgomery in connection therewith are commercially competitive.

         5.07 VideoServer Disbursements and Adjustments. Promptus agrees not to consent to any disbursements from the NAC Escrow Agreement or to any settlements related thereto, or to any adjustments to Working Capital (as such term is defined in the NAC Purchase Agreement) without the prior consent of GTI, which consent shall not be unreasonably withheld.

         5.08 Telemetrix Confirmation. GTI agrees to use its best efforts to obtain the Telemetrix Confirmation.

                                   ARTICLE VI
                    CONDITIONS TO AND DELIVERIES AT CLOSING

         6.01 Mutual Conditions. The obligations of GTI, Promptus and the Agent to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, at the Closing (or prior to the Closing, if specified), of the following conditions precedent (subject to the rights of the parties to waive any such condition in writing):

                 (a) No Legal Bar. No Governmental Authority shall have instituted or notified any of the parties of its intention to institute any suit or proceeding to restrain or enjoin the consummation of this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, and no order or decree so restraining or enjoining such consummation shall be in effect.

                 (b) Consents and Approvals. Any and all material consents, orders, permits, licenses, qualifications, authorizations or approvals from Governmental Authorities required for the consummation of the transactions contemplated by the NAC Purchase Agreement and this Agreement shall have been obtained, and all applicable waiting periods shall have expired.

                 (c) Absence of Litigation. No order or decree will have been issued against GTI, Promptus or the Agent restraining or enjoining the consummation of the transactions contemplated by the NAC Purchase Agreement or this Agreement.

                 (d)      NAC Sale.  The NAC Sale shall have been consummated.

         6.02 Conditions to the Obligations of Promptus and the Agent. The obligations of Promptus and the Agent to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent (subject to the right of Promptus and the Agent to waive any such condition in writing):

                 (a) Accuracy of Representations and Warranties. The representations and warranties of GTI herein contained shall have been true when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except: (i) as affected by transactions contemplated hereby; and
(ii) to the extent that any such representations and warranties are made as of a specified date, in which case such representations and warranties shall have been true as of the specified date.

                 (b) Compliance with Covenants and Agreements. The covenants and agreements required by this Agreement to be performed or complied with by GTI in all material respects prior to or at the Closing shall have been performed and complied with by GTI.

                 (c) Shareholder Authorization. The execution of this Agreement and the consummation of the transactions contemplated hereby, including the repurchase of the GTI Shares, shall have been duly authorized by holders of a majority of the outstanding shares of Promptus Common Stock at a meeting called for such purpose.

                 (d) Management Shareholder Approval. The execution of the Management Shares Amendment in the form attached hereto as Exhibit A shall have been approved by (i) holders of a majority of the outstanding Management Shares, and (ii) holders of a majority of the outstanding Management Shares, excluding for purposes of such vote, Management Shares owned by Aurelio Lucci or Francine Lucci.

                 (e) Termination of Promptus' Guaranties. The termination of any and all guaranties entered into by Promptus guarantying any obligations of GTI.

         6.03 Conditions to the Obligations of GTI. The obligation of GTI to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent (subject to the right of GTI to waive any such condition in writing):

                 (a) Accuracy of Representations and Warranties. The representations and warranties of Promptus herein contained shall have been true when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except: (i) as affected by transactions contemplated hereby; and (ii) to the extent that any such representations and warranties are made as of a specified date, in which case such representations and warranties shall have been true as of the specified date.

                 (b) Compliance with Covenants and Agreements. The covenants and agreements required by this Agreement to be performed or complied with by Promptus and the Agent in all material respects prior to or at the Closing shall have been performed and complied with by Promptus and the Agent.

                 (c) Termination of GTI's Guaranties. The termination of any and all guaranties entered into by GTI guarantying any obligations of Promptus.

                 (d) Stock Exchange Confirmation. GTI's parent corporation, Telemetrix plc, shall have received the written confirmation contemplated by Section 11.8(b) of the Listing Rules of the London Stock Exchange with respect to the transactions contemplated hereby (the "Telemetrix Confirmation"). It is hereby understood by the parties that any and all costs and expenses incurred in connection with obtaining the Telemetrix Confirmation shall be borne solely by GTI.

         6.04 Deliveries by GTI to Promptus. At the Closing, GTI will deliver to Promptus the following, all documents to be in form and substance satisfactory to Promptus, the Agent and their counsel:

                 (a) CEO Certificate. GTI shall deliver to Promptus a certificate (dated the Closing Date) executed by GTI's chief executive officer to the effect that (i) he is familiar with the provisions of this Agreement and
(ii) the conditions specified in subsections (a) and (b) of Section 6.02 have been satisfied.

                 (b) Stock Certificates. GTI shall deliver a certificate or certificates representing the GTI Shares, registered in the name of GTI, duly endorsed for transfer to Promptus or accompanied by an assignment of the GTI Shares to Promptus duly executed by GTI consistent with the representations and warranties made by GTI herein.

                 (c) Transfer Documents. GTI shall deliver the Management Shareholder Notes, Pledged Certificates and the Transfer Documents duly executed by GTI, assigning and transferring to Promptus, GTI's right, title, and interest in and to the Management Shareholder Notes and the Pledged Management Shares consistent with the representations and warranties made by GTI herein.

                 (d) Director and Officer Resignations . GTI shall deliver to Promptus the written resignations of all directors of Promptus (other than Aurelio Lucci) and of Kirk D'Orazio.

                 (e) Management Shares Amendment . GTI shall deliver to Promptus the Management Shares Amendment executed by GTI.

                 (f) All Proceedings to be Satisfactory. Promptus shall have received certified or other copies of all resolutions, incumbency certificates and other documents relating to GTI and the GTI Shares and the Management Shareholder Notes incident to the transactions contemplated hereby as Promptus may reasonably request and such documents shall be reasonably satisfactory in form and substance to Promptus.

         6.05 Deliveries by Promptus and the Agent to GTI. At the Closing, Promptus will deliver to GTI the following:

                 (a) CEO Certificate. Promptus shall deliver to GTI a certificate (dated the Closing Date) executed by the Chief Executive Officer of Promptus to the effect that (i) he is familiar with the provisions of this Agreement and (ii) the conditions specified in subsections (a) and (b) of
Section 6.03 have been satisfied.

                 (b) Management Shares Amendment. Promptus shall deliver to GTI the Management Shares Amendment executed by Promptus and the Agent.

                 (c) Closing Date Payment. Promptus shall deliver to GTI the Closing Date Payment in accordance with the provisions of Section 2.02(a) hereof.

                 (d) All Proceedings to be Satisfactory. GTI shall have received certified or other copies of all resolutions, incumbency certificates and other documents relating to Promptus incident to the transactions contemplated hereby as GTI may reasonably request and such documents shall be reasonably satisfactory in form and substance to GTI.

                                  ARTICLE VII
                                INDEMNIFICATION

         7.01    Indemnity Obligations.

                 (a) From GTI. GTI agrees to defend, indemnify and hold Promptus and the Agent harmless from any and all liabilities, obligations, losses, damages, claims, costs and expenses whatsoever, including but not limited to reasonable attorneys' fees and accounting fees and disbursements ("Damages"), incurred in connection with:

                          (i) any breach of the representations and warranties made by GTI herein or in any Related Document or otherwise made to Promptus or the Agent in connection with the transactions contemplated hereby;

                          (ii) the failure of GTI to perform any of the covenants or obligations to be performed by it hereunder or under any Related Document;

                          (iii) any liability of GTI or any member (other than Promptus) of any Consolidated Group of which GTI has ever been a member for the payment of all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limited the generality of the foregoing, all income taxes, estimated taxes, payroll and employee withholding taxes, backup withholding taxes, unemployment insurance taxes, social security taxes, sale and use taxes, excise taxes franchise taxes, gross receipts taxes, occupation taxes, capital stock taxes, taxes on services, and other obligations of the same or of a similar nature, whether arising before, on or after the date hereof;

                          (iv) any operational defects in the administration the GTI Profit-Sharing Plan;

                          (v) any liability arising under any guaranty or security agreement entered into by Promptus guarantying or securing any obligations of GTI; and

                          (vi) any fraudulent behavior by GTI of any kind or nature in connection with the transactions under or pursuant to this Agreement, the NAC Transaction Documents or any of the provisions of this Section 7.01(a).

                 (b) From Promptus to GTI. Promptus agrees to defend, indemnify and hold GTI harmless from any and all Damages incurred in connection with (i) any breach of the representations and warranties made by Promptus herein or in any Related Document, (ii) the failure of Promptus to perform any of the covenants or obligations to be performed by it hereunder or under any Related Document or (iii) any fraudulent behavior by Promptus of any kind or nature in connection with the transactions under or pursuant to this Agreement, the NAC Transaction Documents or any of the provisions of this Section 7.01(b).

                 (c) From Promptus to Agent. Promptus agrees to defend, indemnify and hold the Agent harmless from any and all Damages incurred in connection with any claim challenging the Agent's authority to enter into this Agreement or the Management Shares Amendment.

                 (d) Set-Off. If, at the time that any payment becomes due from Promptus to GTI hereunder, Promptus has in good faith asserted a Claim, then Promptus may withhold from such payment the amount of such Claim pending resolution thereof, so long as Promptus segregates the amount of such Claim from its general assets. Should the resolution of said Claim include a determination that the Damages suffered by Promptus in respect thereof were less than the amount of the withheld payment, then, within 15 Business Days after the making of such determination, Promptus shall pay to GTI the amount by which such withheld payment exceeded the Damages determined to have been suffered by Purchaser in respect of such Claim, together with interest on said amount at the per annum rate of Fleet National Bank's prime rate in effect during the relevant time, from and including the date such payment was withheld to but not including the date of payment of such amount; and, additionally, if GTI shall obtain a final unappealable judicial order to the effect that Promptus did not have a good faith basis to assert said Claim, then Promptus shall also pay to GTI the reasonable out-of-pocket expenses, including attorneys' fees, costs and expenses, of GTI in defending such Claim and seeking such order. With respect to a Direct Claim, GTI may seek to recover such withheld amounts in accordance with the arbitration provisions of Section 7.01(e) hereof. Third Party Claims shall not be subject to any arbitration procedure but shall be subject to the procedures set forth in Section 7.03(a) and (b) hereof.

(e) Arbitration of Direct Claims. If, in any case in which Promptus intends to assert its set-off rights in connection with a Direct Claim, Promptus shall furnish notice to GTI of such assertion (which notice shall include the nature of the Direct Claim and the amount which Promptus proposes to set-off), GTI shall have the right to contest either Promptus' right to assert such set-off rights or the amount which Promptus proposes to set off by furnishing notice thereof (the "Dispute Notice") to Promptus within 15 days of its receipt of such notice from Promptus of its assertion of the set-off rights, and the dispute shall be resolved as follows. Such dispute shall be submitted to arbitration pursuant and subject to the provisions of the Arbitration Act, R.I.G.L. Section 10-3-1 et seq. (the "Act"), in Providence, Rhode Island. The disputants shall promptly endeavor by mutual agreement to designate one person to serve as the arbitrator within 10 days after Promptus' receipt of the Dispute Notice. If they are unable to agree within that period upon such person, then the arbitrator shall be promptly selected through the facilities of the Boston Regional Office of the American Arbitration Association and in accordance with the rules thereof. The award of the arbitrator shall be final and binding upon the disputants, subject only to such rights of appeal as are provided by the Act; provided however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The costs of the arbitration proceeding, including the fees of the arbitrator, shall be borne pro rata by the disputants based upon the award of the arbitrator (i.e., if the party making the claim is awarded 100% of its claim, then the other party shall bear 100% of the cost of the arbitration). If any disputant appeals the award of an arbitrator and such award is not changed, vacated, modified or corrected by the court to which such appeal is taken, the appellant shall pay all costs and attorneys' fees of all parties incurred in connection with such appeal and all proceedings (other than the arbitration) related thereto. This provision for arbitration shall be specifically enforceable.


         7.02    Limitations.

                 (a) As to GTI. The liability of GTI for its indemnification obligations hereunder shall be limited as follows:

                          (i) No claim for indemnity under this Agreement may be asserted by Promptus after the first anniversary of the Closing Date (the "First Anniversary Date") except for (i) claims for breach of Seller's representation and warranty set forth in Section 3.06, claims for breach of the obligations under Section 5.02 and indemnity claims under Sections 7.01(a)(iii) and 7.01(a)(iv), which claims may be asserted, if at all, until the expiration of the statutory period of limitations for assessments of tax deficiencies and/or the disqualification of tax-qualified employee pension benefit plans, as applicable, including any extensions thereof, for the applicable taxable period, (ii) claims for breach of GTI's obligations under
         Section 5.03 which claims may be asserted, if at all, until the expiration of the third anniversary of the Closing Date, (iii) indemnity claims under Sections 7.01(a)(v) and 7.01(a)(vi), which claims may be asserted, if at all, until the expiration of the statutory period of limitations for such claims.

                          (ii) except for claims for breach of GTI's representation and warranty set forth in Section 3.06 and claims for breach of the obligations under Sections 5.02 and 5.03 and indemnity claims under Sections 7.01(a)(iii), 7.01(a)(iv), 7.01(a)(v) and 7.01(a)(vi) (for which there will be no "cap"), GTI shall have no liability to pay in respect of the indemnification obligations pursuant to this Agreement more than the aggregate amount actually paid by Promptus under this Agreement, provided, however, that if a Claim that is subject to indemnification hereunder arises prior to the First Anniversary Date, then if GTI is otherwise entitled to receive additional cash and/or shares of VideoServer Common Stock pursuant to
         Section 2.02 hereof or otherwise, the amount of such prior claims shall be subject to indemnification under this Section 7.02(a) to the extent of such cash and shares of VideoServer Common Stock.

                 (b) As to Promptus. The liability of Promptus for its indemnification obligation hereunder shall be limited as follows:

                          (i) No claim for indemnity under this Agreement may be asserted by GTI after the First Anniversary Date, except for indemnity claims under Sections 7.01(b)(iii), which claims may be asserted, if at all, until the expiration of the statutory period of limitations for such claims;

                          (ii) Except for indemnity claims under Sections 7.01(b)(iii) (for which there will be no "cap"), Promptus shall have no liability to pay in respect of the indemnification obligations pursuant to this Agreement more than the aggregate amount actually paid by Promptus to GTI under this Agreement.

         7.03    Procedure for Indemnification.

                 (a) If a party to this Agreement entitled to assert a claim under this Agreement (a "Claim") shall receive notice of the assertion by a Person who is not a party to this Agreement (or an Affiliate of a Party to this Agreement) of any claim or of the commencement by any such Person of any action or proceeding (a "Third Party Claim") with respect to which GTI or Promptus is obligated to provide indemnification, the indemnified party (the "Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt notice thereof. Such notice shall describe the Third Party Claim in reasonable detail.

                 (b) The Indemnitor may elect to compromise or defend, at such Indemnitor's own expense and by such Indemnitor's own counsel, any Third Party Claim. If an Indemnitor elects to defend a Third Party Claim it shall, within 30 days of receipt of the notice referred to in Section 7.03(a) above (or sooner, if the nature of such Third Party Claim so requires), notify the Indemnitee of its intent to do so, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third Party Claim. Such Indemnitor shall pay such Indemnitee actual out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitor shall not be liable to such Indemnitee under this Article VIII for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel for each Third Party Claim to represent such Indemnitee if the Indemnitee is advised by its counsel that (i) a conflict of interest between such Indemnitee and such Indemnitor exists in respect of such Third Party Claim or (ii) where the Indemnitor is also a party to such Third Party Claim, different or conflicting claims or defenses may reasonably exist, in which events such portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Article VIII shall be paid by such Indemnitor. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 7.03(a) above, such Indemnitee may without advance written notice to the Indemnitor, pay, compromise or defend such Third Party Claim reasonably and in good faith on behalf of and for the account and risk of the Indemnitor to the extent that the Indemnitee is entitled to receive indemnification from the Indemnitor hereunder. No Indemnitor shall consent to entry of any judgment or entry into any settlement against or with respect to any Indemnitee without the written consent of such Indemnitee (not to be unreasonably withheld), unless such judgment or settlement (A) provides solely for money damages or other payments for which such Indemnitee is entitled to indemnification hereunder and (B) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release for all liability in respect of such Third Party Claim.

                 (c) With respect to any Claim hereunder which does not result from a Third Party Claim (a "Direct Claim"), the Indemnitor shall have a period of 30 days from receipt of notice from the Indemnitee within which to respond thereto. If such Indemnitor does not respond within such 30-day period or rejects such Direct Claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee under applicable law.

                 (d) This Article VIII shall not impair the ability of any party to exercise any of its other rights and remedies under applicable law.

                                  ARTICLE VIII
                                  TERMINATION

         8.01 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                 (a) by mutual written consent of GTI, Promptus and the Agent;

                 (b) by any of GTI, Promptus or the Agent, if the NAC Purchase Agreement is terminated;

                 (c) by any of GTI, Promptus or the Agent on ten (10) days' written notice in the event any of the conditions set forth in Sections 6.01, 6.02 or 6.03 are not satisfied by June 30, 1997 (other than as a result of a breach of this Agreement by the party seeking termination); provided that, the parties obligations under this Agreement shall continue during such ten-day period, and this Agreement shall not terminate if all such conditions are satisfied within such ten-day period;

                 (d) by a party not in breach in the event of a material breach by another party which is not cured within thirty (30) days after written notice thereof;

                 (e) by Promptus or the Agent in the event that the Telemetrix Confirmation has not been received by the Closing Date and GTI elects not to proceed with the Closing without the Telemetrix Confirmation.

         8.02 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, this Agreement shall become void and of no further force and effect, except for
(i) any liability for any breach causing or permitting such termination, (ii) the provisions of Article VIII relating to indemnification, (iii) the provisions of Article IX relating to the Management Shares Agreement and (iv) the provisions of this Section 8.02. GTI agrees that, if this Agreement is terminated for the reason set forth in Section 8.01(e) above and the transactions contemplated hereby are not consummated as provided above, it will not cause any portion of the GTI Loan to be repaid by Promptus (other than from operating revenues of Promptus in the ordinary course of business consistent with past practices), nor will it cause any dividends or distributions to be made in connection with the capital stock of Promptus, until the closing of the sale of Management Shares subject to the purchase rights and obligations of the Management Shareholders and GTI during the First Exercise Period (as such terms are defined in the Management Shares Agreement). GTI further agrees that, in the event that the NAC Sale is consummated but this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, Promptus will make the Additional SERP Contribution promptly after the closing of the NAC Sale, and in no event later than two (2) Business Days thereafter.

                                   ARTICLE IX
               AGREEMENTS RELATED TO MANAGEMENT SHARES AGREEMENT

         9.01 The parties agree that, if the Closing does not occur within 60 days of the date hereof, the period during which GTI and the Agent shall attempt to agree on a forecast of the financial results to be generated by Promptus as required under Section 3(a) of the Management Shares Agreement (the "Forecast") for the First Exercise Period (as such term is defined in the Management Shares Agreement) shall commence on the earlier to occur of (i) the termination of the NAC Purchase Agreement or (ii) sixty days from the date hereof (the "Start Date").

         9.02 The parties further agree that, in the event that GTI and the Agent fail to reach an agreement as to the Forecast within 15 days after the Start Date, then the matter shall immediately be presented to an arbitrator as set forth in Section 3 of the Management Shares Agreement.

         9.03 The parties also agree that, in the event that this Agreement is terminated pursuant to the provisions of Section 8.01(e) hereof, each Forecast to be determined by GTI and the Agent pursuant to Section 3(a) of the Management Shares Agreement shall, for all purposes, be made as if the NAC Sale had neither been contemplated nor had occurred and the Forecast of the NAC Business (as such term is defined in the NAC Purchase Agreement) as determined (by agreement of GTI and the Agent or by arbitration) for the First Exercise Period shall be fixed for purposes of establishing the NAC Business component of the Forecast for all subsequent Exercise Periods under the Management Shares Agreement, and shall be deemed to be the actual results of the NAC Business component of Promptus' business for subsequent Exercise Periods and that appropriate adjustments shall be made to account for the receipt by Promptus of the NAC Purchase Price and the use by Promptus thereof.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.01 Survival of Representations and Warranties. The representations and warranties of each party hereto which are contained herein or in any certificate or other document delivered pursuant hereto shall survive the date hereof, but, except for the representation and warranty set forth in
Section 3.06 herein, the representations and warranties shall expire on the First Anniversary Date, and no claim for breach thereof may be made by any party after such date. Claims for breach of the representation and warranty set forth in Section 3.06 herein may be asserted, if at all, until the expiration of the statutory period of limitations for assessments of tax deficiencies, including any extensions thereof, for the applicable taxable period.

         10.02 Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing (including telexed and telecopied communication), shall be sent by first-class mail, or by courier, or by telex or telecopier, or by personal delivery and shall be deemed to have been given or made when personally delivered and otherwise when received, addressed to the respective parties as follows:

     (a)     If to GTI:

             GTI Corporation
             9715 Business Park Avenue
             San Diego, California 92131
             Attention:       President

             with a copy to:
             Kirkpatrick & Lockhart LLP
             1500 Oliver Building
             Pittsburgh, PA 15222-2312
             Attention:       John C. Rodney, Esq.

    (b)      If to Promptus or the Agent:

             Promptus Communications, Inc.
             207 High Point Ave.
             Portsmouth, RI
             Attention:       Aurelio Lucci

             in each case with a copy to:

             Hinckley, Allen & Snyder
             1500 Fleet Center
             Providence, Rhode Island 02903
             Attention:       Margaret D. Farrell, Esq.

or to such other address as any party may from time to time designate by notice to each other party with respect to future notices, demands and other communications to such party.

         10.03 Postponement and Waiver. Any postponement or waiver pursuant to this Agreement shall be in writing and shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any party would otherwise have.

         10.04 Assignment. Neither party may assign its rights or delegate its duties hereunder or under any of the Related Documents to any Person without the prior written consent of the other parties. The rights and obligations of the parties hereto shall be binding on and inure to the benefit of their respective successors and permitted assigns.

         10.05 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the Related Documents, constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes any and all prior agreements among the parties pertaining to the subject matter.

         10.06 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Related Documents or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, any Related Document or any such other instrument.

         10.07 Captions. The captions of Articles and Sections in this Agreement are for convenience of reference only and shall not alter, control or affect the meaning or construction of any provision hereof.

         10.08 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         10.09 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Rhode Island.

         10.10 Amendment. This Agreement may not be amended without the written consent of all parties.

         10.11 No Third Party Beneficiary Rights. This Agreement is made solely and specifically between and for the benefit of the parties hereto and the Management Shareholders, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other Person (other than the Management Shareholders) shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         WITNESS the due execution of this Stock Purchase Agreement as of the day and year first above written.

                                GTI CORPORATION



                                By:
                                   -----------------------------------------
                                Title:
                                      --------------------------------------


                                PROMPTUS COMMUNICATIONS, INC.


                                By:
                                   -----------------------------------------
                                Title:
                                      --------------------------------------


                                __________________________________
                                Aurelio Lucci, as Agent for the
                                Management Shareholders

                                   EXHIBIT A

                Form of Amendment to Management Shares Agreement

                    AMENDMENT TO MANAGEMENT SHARES AGREEMENT

         Made this ____ day of March, 1997 among GTI Corporation, a Delaware corporation ("GTI"), Promptus Communications, Inc., a Rhode Island corporation ("Promptus") and Aurelio Lucci, an individual resident of Rhode Island, as agent for the Shareholders (the "Agent").

         WHEREAS, GTI, Promptus, the Agent and others are parties to that certain Management Shares Agreement dated as of January 6, 1995 (the "Agreement") pursuant to which the shareholders of Promptus other than GTI (collectively, the "Shareholders") agreed to sell their remaining shares in Promptus to GTI, and GTI agreed to purchase such shares, all on the terms and conditions set forth therein; and

         WHEREAS, on December 30, 1996 GTI and the Agent entered into an agreement entitled "Summary of Extension Terms" pursuant to which certain time periods set forth in the Agreement were extended; and

         WHEREAS, GTI, Promptus and the Agent have entered into a Stock Purchase Agreement dated March ___, 1997 (the "Redemption Agreement") pursuant to which Promptus agreed to redeem all of the shares in Promptus held by GTI and the parties agreed to take certain related actions; and

         WHEREAS, one of the conditions to the transactions contemplated by the Redemption Agreement is the execution of this Agreement.

         NOW, THEREFORE, BE IT AGREED, as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined are defined in the Agreement.

         2.  Amendment to Agreement.

                 (a) The preamble to the Agreement is hereby revised to delete the first two Whereas clauses.

                 (b) Section 1(a) of the Agreement is hereby revised to delete the phrase "or with the prior written consent of GTI".

                 (c) Section 1(b) of the Agreement is hereby revised to delete the phrase "GTI and".

                 (d) Sections 2, 3, 4, 5, 6, 7 and 8 of the Agreement are hereby deleted.

                 (e) Section 9(a) of the Agreement is hereby revised to eliminate all references to GTI, which shall have no further rights thereunder.

                 (f) Section 9(d) of the Agreement is hereby revised to indicate that GTI's address is now 9715 Business Park Avenue, San Diego, CA 92131.

         3. Miscellaneous. The provisions of Subsections (b), (c), (d) (as amended), (e), (f) and (g) of Section 9 of the Agreement are hereby incorporated hereby reference.

         Executed as of the date first set forth above.

                                GTI Corporation



                                By:
                                   --------------------------
                                Title:  President


                                Promptus Communications, Inc.



                                By:
                                   --------------------------
                                Title:  Chairman


                                Shareholders' Agent



                                -----------------------------
                                Aurelio Lucci

                                   EXHIBIT B

                         Form of Stock Pledge Agreement

                             STOCK PLEDGE AGREEMENT

         To secure the payment of all obligations of Promptus Communications, Inc., a Rhode Island corporation with a principal place of business at 207 High Point Avenue, Portsmouth, Rhode Island (the "Debtor") to GTI Corporation, a Delaware corporation with a principal place of business at 9715 Business Park Avenue, San Diego, California (the "Secured Party") arising in connection with that certain Stock Purchase Agreement of even date herewith between, inter alia, the Debtor and the Secured Party (the "Obligations"), and in consideration thereof, the Debtor does hereby grant a security interest in, and pledge, assign, transfer and deliver to the Secured Party, and to its successors and assigns, as general collateral security for the payment and performance of the Obligations, the shares of capital stock of VideoServer, Inc. ("VideoServer") which are represented by the stock certificates attached hereto as Exhibit A and incorporated herein by reference, which Exhibit A has attached to it a stock power for each such stock certificate, duly signed by the Debtor as transferor (all of the aforesaid stock certificates and powers being hereinafter collectively referred to as the "Collateral").

         To effectuate the provisions hereof, the Debtor hereby irrevocably appoints and constitutes the Secured Party as its true and lawful attorney with full power of substitution to complete and fill in any blank endorsements, to file the same and to take such further action as the Secured Party may deem necessary to exercise, as a stockholder, all of its right, title and position in VideoServer. The aforesaid power of attorney shall be deemed irrevocable and coupled with an interest. The Debtor further agrees that any transfer of the Collateral under the provisions of this paragraph shall not be deemed a sale or disposition under the provisions of Article 9 of the Rhode Island Uniform Commercial Code, nor an acceptance of such Collateral in satisfaction of the Obligations or any portion thereof.

         Upon any such default, the Secured Party shall further have all the rights and remedies of a secured party afforded by the Uniform Commercial Code as from time to time in effect in the State of Rhode Island or afforded by other applicable law. Requirement of reasonable notice with respect to any sale or disposition shall be met if such notice is mailed, postage prepaid, to the Debtor at the address set forth above at least five (5) days before the time of the sale or other disposition. Expenses of retaking, holding, preparing for sale, selling, or the like shall include the Secured Party's reasonable attorneys' fees and other costs and legal expenses.

         Until such time as the Obligations have been paid or performed in full, the Debtor shall not encumber the Collateral, or any part thereof, with any lien, security interest, or encumbrance junior to the interest granted to the Secured Party hereby other than such liens, security interests or other encumbrances which may exist as of the date hereof.

         In no event shall the Secured Party be liable with respect to the Collateral, except for the safekeeping thereof.

         All of the agreements, obligations, undertakings, representations and warranties herein made by the Debtor shall inure to the benefit of the Secured Party, its successors and assigns. The Debtor further agrees to execute such other instruments as the Secured Party may deem necessary or desirable to effectuate the purposes of this Agreement.

         This Agreement has been executed and delivered as a Rhode Island agreement and shall be governed by and construed in accordance with the laws of the State of Rhode Island.

         Each party irrevocably

         (i) agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Rhode Island or the courts of the United States located in the State of Rhode Island;

         (ii) consents to the jurisdiction of such court in any such suit, action or proceeding; and

         (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts and waives any right to a trial by jury in any of such courts.

         In case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Executed as a sealed instrument as of the 24th day of March, 1997.

WITNESS:                              PROMPTUS COMMUNICATIONS, INC.

----------------------------------    By:     \s\  Aurelio Lucci
                                         -----------------------------------
                                      Name:   Aurelio Lucci
                                           ---------------------------------
                                      Title:  President and CEO
                                            --------------------------------


WITNESS:                              GTI CORPORATION


----------------------------------    By:     \s\ Albert J. Hugo-Martinez
                                         -----------------------------------
                                      Name:   Albert J. Hugo-Martinez
                                           ---------------------------------
                                      Title:  President and CEO
                                            --------------------------------

                                   Exhibit A

                             List of Pledged Stock

                                   EXHIBIT C

                     Form of Pledge of Escrow Distributions

                   [TO BE PREPARED BY KIRKPATRICK & LOCKHART]

                                   SCHEDULE I

                            Management Shareholders

                                 SCHEDULE 2.02

                              Settlement Statement

1.       Calculation of Net Cash Proceeds:




2.       Calculation of Liabilities Adjustment:

         a. Taxes                                           $2,800,000.00*

         b. The amount of the GTI Loan                      $7,686,593.87

         c. The Additional SERP Contribution                $  550,200.00

         d. The Severance Obligations plus
            the Lease Obligations                           $  300,000.00

         e. All Transaction Expenses                        $ [252,500.00]

         f. Appraisal Claims plus Indemnity
            Claims                                          $____________

                      TOTAL                                 $____________

* This figure is based upon an aggregate Purchase Price (as such term is defined in the NAC Purchase Agreement) of $22,000,000.00 The amount will be adjusted based upon the actual Purchase Price.


                                       30